EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Foster Wheeler Ltd. of our report dated March 25, 2003, except for Notes 24b & c as to which the date is June 18, 2003 and for Note 24a as to which the date is December 16, 2003, relating to the consolidated financial statements, which appears in Foster Wheeler Ltd.’s 2002 Annual Report on Form 10-K/A#2 for the year ended December 27, 2002.  We also consent to the incorporation by reference of our report dated December 16, 2003, relating to the revised financial statement schedules, which appears in such Annual Report on Form 10-K/A#2.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We also hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Foster Wheeler Ltd. of our reports dated March 25, 2003 relating to the financial statements of:

•         Foster Wheeler LLC

•         Foster Wheeler International Holdings, Inc.

•         Foster Wheeler International Corporation

•         Foster Wheeler Europe Ltd.

•         Financial Services S.a.r.l.

•         FW Technology Holdings LLC

•         FW Hungary Licensing LLC

and of our report dated March 25, 2003, except for the fourth paragraph of Note 1 as to which the date is July 31, 2003 of Foster Wheeler Funding LLC, which appear in Foster Wheeler Ltd.’s 2002 Annual Report on Form 10-K/A#2 for the year ended December 27, 2002.

We also hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Foster Wheeler Ltd. of our report dated March 25, 2003, except for the reorganization described in Note 4, as to which the date is December 16, 2003, relating to the financial statements of Foster Wheeler Netherlands CV, which appears in Foster Wheeler Ltd.’s Current Report on Form 8-K dated December 18, 2003.

PricewaterhouseCoopers LLP

Florham Park, New Jersey

December 16, 2003